Exhibit 10.1

MODIFICATION AGREEMENT
FOR
PRODUCT SHARING CONTACT
FOR
EXPLOITATION OF COALBED METHANE RESOURCES
IN ENHONG AND LAOCHANG,
YUNNAN PROVINCE, THE PEOPLE’S REPUBLIC OF CHINA

WHEREAS, China United Coalbed Methane Corporation Ltd. (hereafter abbreviated as “CUCBM”) entered into a Product Sharing Contract for Exploitation of Coalbed Methane Resources in Enhong and Laochang areas, Yunnan Province, the People’s Republic of China dated the 3rd day of December, 2002 (referred to below as “Contract”), with Far East Energy Corporation (referred to below as “FEEC”). The Contract was approved by the Ministry of Foreign Trade and Economic Co-operation on December 16, 2002 and began implementation from January 1, 2003; and

WHEREAS, the exploration period of the Contract, as provided by Article 4.2 of the Contract, expires on December 31, 2005, but both Parties desire that the exploration period of the Contract shall be extended from three (3) years to four and half (4.5) years in accordance with Article 4.3 of the Contract.

NOW, THEREFORE, CUCBM and FEEC mutually agree to modify the Contract as follows:

In Article 4.2, the sentence “The exploration period, beginning on the Date of Commencement of the Implementation of the Contract, shall be divided into two (2) phases and shall consists of three (3) consecutive Contract Years,........” shall be modified to read “The exploration period, beginning on the Date of Commencement of the Implementation of the Contract, shall be divided into two (2) phases and shall consist of four and half (4.5) consecutive Contract Years, ....”

In Article 4.2, the sentence “the first phase of one and one half (1.5) Contract Years (the first Contract Year through the sixth month of the second Contract Year)... shall be modified to read “the first phase of two and one quarter (2.25) Contract Years (the first Contract Year through the third month of the third contract year)....”

In Article 4.2, the sentence “the second phase of one and one half (1.5) Contract Years (the seventh month of the second Contract Year through the end of the third Contract Year)” shall be modified to read “the second phase of two and one quarter (2.25) Contract Years (the fourth month of the third Contract Year through the sixth month of the fifth Contract Year)....”

All other provisions of the Contract shall remain unchanged.

This Modification Agreement shall be written in both Chinese and English in accordance with the provisions of Article 28.1 of the Contract, and both versions shall have equal force and effect.

This Modification Agreement, as a supplementary document to the Contract, shall be an integral part of the Contract and shall be effective from the day of the approval by the Ministry of Commerce of the People’s Republic of China.

IN WITNESS WHEREOF, this Modification Agreement is signed on this 20th day of October, 2005 by the authorized representative of each Party hereto.

CHINA UNITED COALBED METHANE CORPORATION, LTD.

By:

Name: /s/ Jie Mingxun

Title:

FAR EAST ENERGY CORPORATION

By: /s/ Michael R. McElwrath

Name: Michael R. McElwrath
Title: CEO and President